Exhibit 99.1

PLATO Learning Reports Fourth Quarter and Fiscal Year 2008 Results

Fourth Quarter and Year-End 2008 Highlights

  Fiscal 2008 Subscription Revenue Grows 46 Percent, Subscription Orders Grow 20 Percent
  Net Loss Before Restructuring Charges Improves for Q4 as Subscription Margins Expand to 52% and Operating Expenses Decline
  65% Increase in PLE™ Customer Base for Fiscal 2008; Registered Users Top One Million in Q4
  Free Cash Flow of $8 Million in the Fourth Quarter; Ending Cash Balance of $20 Million
  SaaS efficiencies and restructuring expected to result in $8 million savings in fiscal 2009

MINNEAPOLIS--(BUSINESS WIRE)--December 3, 2008--PLATO Learning, Inc. (NASDAQ: TUTR), a leading provider of K–adult e-learning solutions, today announced results for its fiscal 2008 fourth quarter and year ended October 31, 2008.

Total revenue for the fourth quarter was $17.4 million, compared to $18.2 million in the fourth quarter of 2007, reflecting lower perpetual license fees and maintenance revenues from legacy products. Subscription revenue for the quarter increased 34% to $9.5 million, from $7.1 million in the fourth quarter of last year. Total orders for the fourth quarter declined 20% to $20.7 million, compared to $25.9 million for the fourth quarter of fiscal 2007. Subscription orders for the quarter decreased 5% to $13.0 million.

Vin Riera, PLATO Learning President and CEO said, “While we began the fourth quarter tracking to expectations, we experienced delays in buying decisions midway through the quarter, reflecting the overall economy and state budgetary constraints. At the same time, we continue to see many positive trends in our business. For the full fiscal year, we grew subscription revenue 46 percent, generated 20 percent growth in subscription orders, and increased our PLATO Learning Environment™ (PLE™) customer base by 65 percent. The fourth quarter marks our third consecutive quarter of margin improvement, contributing to a substantial decline in our fourth quarter net loss and $8 million in free cash flow.

“While the market remains challenging, our innovative and proven learning solutions address core instructional programs needed by schools, funded largely by federal and state level programs targeting school improvement, reduced drop-out rates and the increased use of technology in schools. Furthermore, we are seeing increasing benefit from steps we have taken to significantly reduce our cost structure and ended the fiscal year with a strong balance sheet that includes $20 million in cash. Finally, while we expect market uncertainty to continue, we are optimistic about the potential of our software-as-a-service (SaaS) business model, which provides us with a high base of potential renewals. As such, we believe we are well positioned to continue to grow our subscription business in fiscal 2009.”

During the fourth quarter, PLATO Learning added 145 school districts and community colleges as new subscribers to its PLE™ SaaS platform, growing its total PLE™ customer base to more than 1,200 educational institutions across the U.S., a 65% increase over the fourth quarter of fiscal 2007. New PLATO Learning customers accounted for more than half of the total PLE™ customers added in the quarter. Registered users of PLE™ grew to 1.2 million at October 31, 2008, a 138% increase compared to this time last year.

Subscription margins in the fourth quarter improved 14 percentage points to 52.0%. Non-GAAP total gross margin for the quarter, which excludes impairment charges, improved to 47.2% from 45.8% as the effect on gross margin of lower perpetual license fee revenues offset some of the gains in subscription margins. Non-GAAP operating expenses, which excludes restructuring, impairment and other costs, declined to $10.0 million in the fourth quarter of 2008 from $11.6 million in the fourth quarter of 2007.

Non-GAAP net loss for the fourth quarter, which excludes impairment and restructuring charges totaling $9.4 million, improved to ($1.7) million, or ($0.07) per share, versus ($3.2) million, or ($0.13) per share in the fourth quarter of fiscal 2007. Reported net loss for the quarter was ($11.1) million, or ($0.46) per share, compared to ($0.17) per share in the fourth quarter of fiscal 2007. Impairment charges in the fiscal 2008 fourth quarter totaled $6.5 million, reflecting weaker than expected sales of the Company’s Straight Curve Math product and write-downs of legacy purchased intangible assets. Restructuring and other charges in the quarter totaled $2.9 million related to the implementation of operating efficiencies enabled by the transition to the SaaS business model, and to the Company’s CEO transition. These restructuring activities and impairments are expected to result in approximately $8.0 million in cash and non-cash savings in fiscal 2009.

Cash and cash equivalents at October 31, 2008 were $20.0 million.

For the fiscal 2008 full year, total orders declined 7% to $72.1 million. Revenues totaled $68.4 million for the year, compared to $69.6 million in fiscal 2007. The revenue decline reflects lower perpetual license fees and maintenance revenues from legacy products. Total non-GAAP cost of revenue and operating expenses in fiscal 2008, which excludes charges related to restructuring, impairment and other charges, were $80.0 million, compared to $85.0 million in fiscal 2007. Non-GAAP net loss, which excludes impairment, restructuring and other charges, was ($11.7) in fiscal 2008, or ($0.49) per share, compared to a non-GAAP net loss of ($14.8) million, or ($0.62) per share, for fiscal 2007.

These results are provided on a preliminary basis. The Company is currently conducting an evaluation of goodwill reported on the Company’s balance sheet related to multiple acquisitions made by the Company from 2000 - 2003, prior to the Company’s strategic shift to the SaaS business model. The non-cash goodwill impairment charge, if any, that might result from this evaluation would not impact the Company's day-to-day business operations, liquidity or long-term SaaS strategy.

Guidance

“While our current view of 2009 has been complicated by the effect of economic conditions on school budgets, we believe we can achieve high single-digit subscription order and revenue growth in fiscal 2009, and continued improvement in subscription margins. On the spending side, we expect total costs and expenses to decline by nearly $8 million and our capital product investment to moderate to between $5 million and $6 million. We’re beginning 2009 with a healthy cash balance of over $20 million and expect free cash flow in Fiscal 2009 to be flat to positive,” Mr. Riera concluded.

Conference Call

A conference call to discuss this announcement is scheduled for today, December 3, 2008, at 7:45 a.m. CDT (Central Daylight Time). The dial-in number for this call is 800-218-8862 in the U.S. and Canada, and 303-242-0002 internationally. Attendees should call 10 minutes prior to the start of the call and inform the operator they are participating in PLATO Learning’s call. A recording of the call will be available from 6:00 p.m. CDT on December 3, 2008, until midnight on December 10, 2008. To access the recording, call 800-405-2236 in the U.S. and Canada and 303-590-3000 internationally. At the prompt, enter pass code number 11123001#.

Additionally, investors have the opportunity to listen to the conference call over the Internet through PLATO Learning’s web site at http://www.plato.com/Investor-Relations/Conference-Calls.aspx.

About PLATO Learning

PLATO Learning is a leading provider of computer-based and e-learning instruction for kindergarten through adult learners, offering curricula in reading, writing, math, science, social studies, and life and job skills. The Company also offers innovative online assessment and accountability solutions and standards-based professional development services. With over 6,000 hours of objective-based, problem-solving courseware, plus assessment, alignment and curriculum management tools, we create standards-based curricula that facilitate learning and school improvement.

PLATO Learning is a publicly held company traded as TUTR on the NASDAQ market. PLATO Learning’s online educational software is primarily marketed to K–12 schools and colleges. The Company also sells to job training programs, correctional institutions, military education programs, corporations, and individuals.

PLATO Learning is headquartered at 10801 Nesbitt Avenue South, Bloomington, Minnesota 55437, 952.832.1000 or 800.869.2000. The Company has sales representatives located throughout the U.S., as well as international distributors in Canada, the United Kingdom and South Africa. For more information, please visit http://www.plato.com.

The announcement includes the use of non-GAAP financial measures that are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures have been used in this announcement because the Company believes they are useful to investors by providing greater transparency to supplemental information used in the Company’s internal financial and operational analysis. Investors are encouraged to review the reconciliations attached to this announcement of the non-GAAP financial measures used in this announcement to their most directly comparable GAAP financial measures.

This announcement includes forward-looking statements. PLATO Learning has based these forward-looking statements on its current expectations and projections about future events. Although PLATO Learning believes that its assumptions made in connection with the forward-looking statements are reasonable, no assurances can be given that its assumptions and expectations will prove to have been correct. These forward-looking statements are subject to various risks, uncertainties and assumptions. PLATO Learning undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Any forward looking statements made are subject to the risks and uncertainties as those described in the Company's most recent filings with the Securities and Exchange Commission on Forms 10-K and 10-Q. Actual results may differ materially from anticipated results.

PLATO®, Straight Curve® and Academic Systems® are registered trademarks of PLATO Learning, Inc. PLATO Learning is a trademark of PLATO Learning, Inc.

PLATO Learning, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	October 31,		October 31,
	2008	2007	2008	2007
REVENUES
Subscriptions	$9,530	$7,128	$35,221	$24,173
License fees	1,345	4,060	8,458	17,712
Services	6,508	7,002	24,722	27,747
Total revenues	17,383	18,190	68,401	69,632

COST OF REVENUES
Subscriptions	4,616	4,465	18,674	15,540
License fees	1,217	2,184	5,277	8,396
Services	3,350	3,215	12,432	13,052
Impairment charges	5,085	531	5,085	531
Total cost of revenues	14,268	10,395	41,468	37,519

GROSS PROFIT	3,115	7,795	26,933	32,113

OPERATING EXPENSES
Sales and marketing	6,450	7,167	27,632	29,849
General and administrative	2,456	3,112	10,366	12,095
Product maintenance and development	754	922	4,060	4,334
Amortization of intangibles	388	388	1,550	1,740
Restructuring, impairment & other charges (benefit)	4,312	288	6,747	(478)
Total operating expenses	14,360	11,877	50,355	47,540

OPERATING LOSS	(11,245)	(4,082)	(23,422)	(15,427)

Other income, net	66	242	254	1,159

LOSS BEFORE INCOME TAXES	(11,179)	(3,840)	(23,168)	(14,268)

Income tax (benefit) expense	(88)	158	368	608

NET LOSS	$(11,091)	$(3,998)	$(23,536)	$(14,876)

LOSS PER SHARE
Basic and diluted	$(0.46)	$(0.17)	$(0.99)	$(0.63)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic and diluted	23,908	23,774	23,854	23,754

PLATO Learning, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands)

	October 31,	October 31,
	2008	2007

ASSETS

Current assets:
Cash and cash equivalents	$20,018	$24,297
Accounts receivable, net	6,834	11,752
Other current assets	7,409	7,759
Total current assets	34,261	43,808

Equipment and leasehold improvements, net	3,589	5,615
Product development costs, net	24,086	30,266
Goodwill	71,865	71,865
Identified intangible assets, net	3,723	7,983
Other long-term assets	3,309	3,243
Total assets	$140,833	$162,780

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$3,085	$4,608
Accrued compensation	3,996	5,453
Other accrued liabilities	6,909	4,245
Deferred revenue	36,005	36,094
Total current liabilities	49,995	50,400

Long-term deferred revenue	8,916	8,506
Deferred income taxes	3,504	3,139
Total liabilities	62,415	62,045

Stockholders' equity:
Common stock	240	238
Additional paid-in capital	171,143	169,927
Treasury stock at cost	(315)	(205)
Accumulated deficit	(91,429)	(67,893)
Accumulated other comprehensive loss	(1,221)	(1,332)
Total stockholders' equity	78,418	100,735
Total liabilities and stockholders' equity	$140,833	$162,780

PLATO Learning, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In thousands)

	Twelve Months Ended
	October 31,
	2008	2007
OPERATING ACTIVITIES:
Net loss	$(23,536)	$(14,876)
Adjustments to reconcile net loss to net cash provided by operating activities:
Deferred income taxes	368	608
Impairment charges	6,674	531
Depreciation and amortization	16,945	16,150
Provision for doubtful accounts	-	(553)
Stock-based compensation	1,012	1,174
Other adjustments	103	3
Changes in operating assets and liabilities:
Accounts receivable	4,918	6,322
Other current and long-term assets	37	(385)
Accounts payable	(1,523)	(78)
Other current and long-term liabilities	1,216	(3,020)
Deferred revenue	321	3,786
Total adjustments	30,071	24,538
Net cash provided by operating activities	6,535	9,662

INVESTING ACTIVITIES:
Capitalized internal product development costs	(10,670)	(15,698)
Purchased product development	-	(475)
Purchases of equipment and leasehold improvements	(338)	(1,750)
Net cash used in investing activities	(11,008)	(17,923)

FINANCING ACTIVITIES:
Net proceeds from issuance of common stock, net of repurchases	109	203
Payment of debt financing fees	-	(523)
Repayments of capital lease obligations	(25)	(47)
Net cash provided by (used in) financing activities	84	(367)

EFFECT OF CURRENCY EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	110	(169)

Net decrease in cash and cash equivalents	(4,279)	(8,797)

Cash and cash equivalents at beginning of period	24,297	33,094

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$20,018	$24,297

PLATO Learning, Inc.
Supplemental Financial Information
(Unaudited)

Order Information ($000s)

	Three Months Ended October 31,			Twelve Months Ended October 31,
	2008	2007	% Change	2008	2007	% Change
Order Value:
Subscriptions	$12,999	$13,659	(5%)	$43,585	$36,368	20%

License fees	1,501	4,625	(68%)	7,886	16,931	(53%)

Services	6,237	7,654	(19%)	20,637	24,377	(15%)
	$20,737	$25,938	(20%)	$72,108	$77,676	(7%)
PLATO Learning, Inc.
Supplemental Financial Information
(Unaudited)

Deferred Revenue Balances ($000s)

	As of October 31,
	2008	2007	% Change

Subscriptions	$41,694	$32,938	27%
License fees	467	622	(25%)
Services	11,705	15,563	(25%)
Total	53,866	49,123	10%
Less: Amounts not billed under non-cancelable subscription agreements	(8,945)	(4,523)	98%
Net deferred revenue	$44,921	$44,600	1%
PLATO Learning, Inc.
Supplemental Financial Information
(Unaudited)

Reconciliation of GAAP Net Loss and Loss Per Share to Non-GAAP Net Loss
and Loss Per Share Before Restructuring, Impairment and Other Charges
($000s, except per share amounts)
	Three Months Ended		Twelve Months Ended
	October 31,		October 31,
	2008	2007	2008	2007
Net loss, as reported	$(11,091)	$(3,998)	$(23,536)	$(14,876)
Restructuring, impairment and other charges	9,397	819	11,832	53
Net loss before restructuring, impairment and other charges	$(1,694)	$(3,179)	$(11,704)	$(14,823)

Loss per share (basic and diluted):
Loss per share, as reported	$(0.46)	$(0.17)	$(0.99)	$(0.63)
Restructuring, impairment and other charges per share	0.39	0.04	0.50	0.01
Loss per share before restructuring, impairment and other charges	$(0.07)	$(0.13)	$(0.49)	$(0.62)

Basic and diluted (GAAP) weighted average common shares outstanding	23,908	23,774	23,854	23,754

PLATO Learning, Inc.
Supplemental Financial Information
(Unaudited)

Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses
Before Restructuring, Impairment and Other Charges ($000s)

	Three Months Ended			Twelve Months Ended
	October 31,			October 31,
	2008	2007	% Change	2008	2007	% Change
Total operating expenses	$14,360	$11,877	21%	$50,355	$47,540	6%
Restructuring, impairment and other charges (benefit)	4,312	288	1397%	6,747	(478)	(1512%)
Operating expenses before restructuring, impairment and other charges (benefit)	$10,048	$11,589	(13%)	$43,608	$48,018	(9%)
PLATO Learning, Inc.
Supplemental Financial Information
(Unaudited)

Reconciliation of GAAP Gross Profit to Non-GAAP Gross Profit
Before Impairment Charges ($000s)
	Three Months Ended			Twelve Months Ended
	October 31,			October 31,
	2008	2007	% Change	2008	2007	% Change
Gross profit, as reported	$3,115	$7,795	(60%)	$26,933	$32,113	(16%)
Impairment charges	5,085	531	858%	5,085	531	858%
Gross profit before impairment charges	$8,200	$8,326	(2%)	$32,018	$32,644	(2%)

Gross margin, as reported	18%	43%	(25%)	39%	46%	(7%)
Gross margin effect of impairment charges	29%	3%	26%	8%	1%	7%
Gross margin, excluding impairment charges	47%	46%	1%	47%	47%	0%
PLATO Learning, Inc.
Supplemental Financial Information
(Unaudited)

Reconciliation of GAAP Cash Flow Provided By Operating
Activities To Non-GAAP Free Cash Flow ($000)
	Three Months Ended		Twelve Months Ended
	October 31,		October 31,
	2008	2007	2008	2007
Cash flow provided by operating activities	$9,999	$6,684	$6,535	$9,662
Capitalized internal product development costs	(1,929)	(3,980)	(10,670)	(15,698)
Purchased product development	-	(475)	-	(475)
Purchases of equipment and leasehold improvements	(20)	(279)	(338)	(1,750)
Free Cash Flow	$8,050	$1,950	$(4,473)	$(8,261)

CONTACT:
PLATO Learning, Inc.
Rob Rueckl
Vice President and Chief Financial Officer
952-832-1000
or
MKR Group
Todd Kehrli or Charles Messman, 323-468-2300